EXHIBIT 99.1


       REPORT OF ROBINSON, GRIMES & COMPANY, P.C., DATED JANUARY 31, 1999



[LETTERHEAD LOGO]
ROBINSON, GRIMES & COMPANY, P.C.



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
FLAG Financial Corporation
LaGrange, Georgia

We have audited the accompanying consolidated statements of operatIOns, changes in stockholders' equity and cash flows for the year ended December 31, 1996 of FLAG Financial Corporation and Subsidiary. These financial statements are the responsibility of FLAG's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statments are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of FLAG Financial Corporation and Subsidiary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/Robinson, Grimes & Company, P.C.

Certified Public Accountants

Columbus, Georgia
January 31, 1997